EXHIBIT 4.1
REYNOLDS AMERICAN INC.
Issuer,
SANTA FE NATURAL TOBACCO COMPANY, INC.,
LANE LIMITED,
R. J. REYNOLDS TOBACCO COMPANY,
RJR ACQUISITION CORP.,
R.J. REYNOLDS TOBACCO CO.
FHS, INC.,
GMB, INC.,
CONWOOD HOLDINGS, INC.,
CONWOOD COMPANY, L.P.,
CONWOOD SALES CO., L.P.,
and
ROSSWIL LLC,
as Guarantors,
and
THE BANK OF NEW YORK TRUST COMPANY, N.A.
as Trustee
INDENTURE
dated as of
May 31, 2006

INDENTURE dated as of May 31, 2006 among REYNOLDS AMERICAN INC., a North Carolina corporation (the "Company”), and SANTA FE NATURAL TOBACCO COMPANY, INC., a New Mexico corporation (“Santa Fe”), LANE LIMITED, a New York corporation (“Lane”), R. J. REYNOLDS TOBACCO COMPANY, a North Carolina corporation (“RJRT”), RJR ACQUISITION CORP., a Delaware Corporation, R.J. REYNOLDS TOBACCO CO., a Delaware corporation, FHS, INC., a Delaware corporation, GMB, INC., a North Carolina corporation, CONWOOD HOLDINGS, INC., a Delaware corporation (“Conwood”), CONWOOD COMPANY L.P., a Delaware limited partnership, CONWOOD SALES CO. L.P., a Delaware limited partnership, and ROSSWIL LLC, a Delaware limited liability company, as Guarantors (as defined herein) and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association (the “Trustee”) as Trustee.
Whereas, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof;
Whereas, each Guarantor (as defined herein) has duly authorized the execution and delivery of this Indenture to provide for the issuance of its Guarantee (as defined herein); and
Whereas, all things necessary to make this Indenture a valid and legally binding indenture and agreement according to its terms have been done and the Company has done all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, valid and legally binding obligations of the Company as hereinafter provided;
Now, Therefore, in consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows.
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.1 Definitions
“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under direct or indirect common Control with, such Person.
“Agent” means any Registrar, Co-Registrar, Paying Agent, Transfer Agent or authenticating agent.
“Attributable Debt” means, when used in connection with a sale and lease-back transaction, at any date as of which the amount thereof is to be determined, the product of (a) the net proceeds from such sale and lease-back transaction multiplied by (b) a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in such sale and lease-back transaction (without regard to any options to renew or extend such term) remaining at the date of the making of such computation and the denominator of which is the number of full years of the term of such lease measured from the first day of such term.
“Authorized Newspaper” means a newspaper (which, in the case of The City of New York, will, if practicable, be The Wall Street Journal (Eastern Edition), and in the case of the United

Kingdom, will, if practicable, be the Financial Times (London Edition)) published in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in The City of New York and the United Kingdom.
“Bank Credit Agreement” means the Fourth Amended and Restated Credit Agreement, dated as of May 31, 2006, among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent and the various lending institutions named on the signature pages thereof, as such agreement may be amended, modified, renewed, refunded, restated, refinanced or replaced from time to time.
“Bank Credit Agreement Guarantor” means every Subsidiary of the Company that is or becomes a guarantor under the Bank Credit Agreement from time to time; provided that, to the extent that any Subsidiary ceases to be a guarantor under the Bank Credit Agreement, such Subsidiary shall cease to be a Bank Credit Agreement Guarantor.
“Bankruptcy Law” means the Bankruptcy Reform Act of 1978, as amended, and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.
“Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board of Directors.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means a day which is not, in New York City, a Saturday, Sunday, legal holiday or other day on which banking institutions are authorized or obligated by law to close.
“capital stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, partnership interests and limited liability company membership interests, but excluding any debt securities convertible into such equity.
“Collateral” means the assets of the Company and the Restricted Subsidiaries as required to be pledged pursuant to Section 3.5 of this Indenture.
“Collateral Agent” means the party named as such in the Security Documents until a successor replaces it and, thereafter, means such successor.
“Company Order” means a written request or order signed in the name of the Company or a successor person (i) by its Chairman of the Board, its Chief Executive Officer, its President, an Executive Vice President, a Senior Vice President, a Vice President or its Chief Financial Officer and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

“Consolidated Net Worth” means, at any date of determination, the consolidated stockholders’ equity of the Company, as set forth on the then most recently available consolidated balance sheet of the Company and its consolidated Subsidiaries.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. A Person shall be deemed to Control another Person if such Person (i) is an officer or director of such other Person or (ii) directly or indirectly owns or controls 10% or more of such other Person’s capital stock. “Controlling” and “Controlled” have meanings correlative thereof.
“Conwood” means Conwood Holdings Inc.
“Corporate Trust Office” means the principal office of the Trustee at which any particular time its corporate trust business shall be administered which office at the date of the execution of this Indenture is located at 10161 Centurion Parkway, Jacksonville, Florida 32256, Attention: Corporate Trust Administration, or at any other time at such other address as the Trustee may designate from time to time by notice to the Holders.
“Covenant Defeasance” has the meaning set forth in Section 8.2.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Defaulted Interest” has the meaning set forth in Section 2.13.
“Dollar” means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.
“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns.
“Event of Default” has the meaning set forth in Section 6.1.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exempted Debt” means the sum, without duplication, of the following items outstanding as of the date Exempted Debt is being determined: (i) indebtedness of the Company and the Restricted Subsidiaries incurred after the date hereof and secured by liens created, assumed or otherwise incurred or permitted to exist pursuant to Section 3.5(b); and (ii) Attributable Debt of the Company and the Restricted Subsidiaries in respect of all sale and lease-back transactions with regard to any Principal Property entered into pursuant to Section 3.6(b).
“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.
“Funded Debt” means all indebtedness for money borrowed, including purchase money indebtedness, having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at the option of the obligor in respect thereof, beyond one year from its creation.
“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date hereof.

“Global Security” or “Global Securities” means one or more Securities in registered global form, without interest coupons.
“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.
“Guarantee” means, individually, any guarantee of payment of the Securities by a Guarantor pursuant to the terms of this Indenture, and, collectively, all such Guarantees.
“Guarantor” means each Subsidiary of the Company party to this Indenture as a guarantor, and each Subsidiary of the Company other than RJR that is or becomes a Bank Credit Agreement Guarantor and any other Person that becomes a Bank Credit Agreement Guarantor; provided, that, to the extent that any or all of such Subsidiaries cease to be Bank Credit Agreement Guarantors, such Subsidiaries shall cease to be Guarantors.
“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.
“Incur” means issue, assume, guarantee, incur or otherwise become liable for.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Legal Holiday” has the meaning set forth in Section 12.8.
“Lane” means Lane Limited.
“Lien” means, with respect to any asset, any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest.)
“Moody’s” means Moody’s Investors Service, Inc.
“Nonrecourse Obligation” means indebtedness or other obligations substantially related to (i) the acquisition of assets by the Company, any Guarantor or any of their respective Subsidiaries or (ii) the financing of a project involving the development or expansion of properties of the Company, any Guarantor or any of their respective Subsidiaries, as to which the obligee with respect to such indebtedness or obligation has no recourse to the Company, any Guarantor or any of their respective Subsidiaries or any assets of the Company, any Guarantor or any of their respective Subsidiaries other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Notice of Default” has the meaning set forth in Section 6.1.
“Obligations” has the meaning provided in Section 10.1.
“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, an Executive Vice President, a Senior Vice President, a Vice President, the Treasurer, the Chief Financial Officer or the Secretary of the Company, as applicable.
“Officers’ Certificate” means a certificate signed by any two Officers of the Company.
“Opinion of Counsel” means a written opinion from Kilpatrick Stockton LLP or any other legal counsel to the Company. The counsel may be an employee of or counsel to the Company.
“Paying Agent” has the meaning provided in Section 2.5, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term “Paying Agent” includes any additional Paying Agent.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Principal” means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time; provided, however, that for purposes of calculating any such premium, the term “principal” shall not include the premium with respect to which such calculation is being made.
“Principal Property” means land, land improvements, buildings and associated factory and laboratory equipment owned or leased pursuant to a capital lease and used by the Company or a Restricted Subsidiary primarily for processing, producing, packaging or storing its products, raw materials, inventories, or other materials and supplies and located within the United States of America and having an acquisition cost plus capitalized improvements in excess of 2% of Consolidated Net Worth, as of the date of such determination, but not including any such property financed through the issuance of tax exempt governmental obligations, or any such property that has been determined by Board Resolution of the Company not to be of material importance to the respective businesses conducted by the Company or such Restricted Subsidiary effective as of the date such resolution is adopted, provided, that “Principal Property” shall not include any property owned by Santa Fe or Lane.
“Private Placement Legend” has the meaning set forth in Section 2.7(h).
“Registrar” has the meaning set forth in Section 2.5.
“Regulation S” means Regulation S under the Securities Act.
“Regulation S Global Securities” has the meaning set forth in Section 2.1.
“Regulation S Securities” has the meaning set forth in Section 2.1.
“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“Restricted Period” has the meaning set forth in Section 2.7(c).
“Restricted Subsidiary” means (a) any Subsidiary (other than Lane and Santa Fe and their respective Subsidiaries) organized and existing under the laws of the United States of America and the principal business of which is carried on within the United States of America, which owns or is a lessee pursuant to a capital lease of any Principal Property, and in which the investment of the Company and all its Subsidiaries exceeds 5% of Consolidated Net Worth as of the date of such determination other than (i) each Subsidiary the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination thereof; and (ii) each Subsidiary formed or acquired after the date hereof for the purpose of acquiring the business or assets of another person and which does not acquire all or any substantial part of the business or assets of the Company or any Restricted Subsidiary and (b) RJR and Conwood. However, the Board of Directors of the Company may declare any such Subsidiary to be a Restricted Subsidiary.
“Rule 144A” means Rule 144A under the Securities Act.
“Rule 144A Global Securities” has the meaning set forth in Section 2.1.
“Rule 144A Securities” has the meaning set forth in Section 2.1.
“RJR” means R.J. Reynolds Tobacco Holdings, Inc.
“RJRA” means RJR Acquisition Corp.
“RJRT” means R. J. Reynolds Tobacco Company.
“Santa Fe” means Santa Fe Natural Tobacco Company.
“S&P” means Standard & Poor’s, a division of the McGraw Hill Companies, Inc.
“SEC” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such SEC is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.
“Securities Act” means the Securities Act of 1933, as amended.
“Security” and “Securities” means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture.
“Security Documents” means, collectively,
(1) the Second Amended and Restated Pledge Agreement, dated as of the date hereof, among the Company, various Subsidiaries of the Company and J.P. Morgan Chase Bank, N.A., as Collateral Agent;
(2) the Second Amended and Restated Security Agreement, dated as of the date hereof among the Company, various Subsidiaries of the Company and JPMorgan Chase Bank, N.A., as Collateral Agent; and

(3) all security agreements, mortgages, deeds of trust, pledges, collateral assignments and other agreements or instruments evidencing or creating any security interest in favor of the Trustee or the Collateral Agent in any or all of the Collateral, in each case as amended from time to time in accordance with their terms.
“Security Register” has the meaning set forth in Section 2.5.
“Special Interest Payment Date” has the meaning set forth in Section 2.13.
“Special Record Date” has the meaning set forth in Section 2.13.
“Subsidiary” means any corporation of which at least a majority of all outstanding stock having by the terms thereof ordinary voting power in the election of directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation has or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Company, or by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries.
“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendments, the TIA as so amended.
“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means such successor.
“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
“U.S. Government obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the Company’s option.
Section 1.2 Incorporation by Reference of TIA
This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:
“indenture securities” means the Securities.
“indenture security holder” means a Holder or Securityholder.
“indenture to be qualified” means this Indenture.
“indenture trustee” or “institutional trustee” means the Trustee.
“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.
All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.3 Rules of Construction
Unless the context otherwise requires:
(a)	a term has the meaning assigned to it;

(b)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)	“or” is not exclusive;

(d)	“including” means including without limitation;

(e)	words in the singular include the plural and words in the plural include the singular;

(f)	“herein”, “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(g)	all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.1; and

(h)	all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.
ARTICLE II
SECURITIES
Section 2.1 Forms Generally
The Securities of each series shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities, as evidenced by their execution of the Securities.
The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.
Securities offered and sold in their initial distribution in reliance on Regulation S shall be initially issued as one or more Global Securities, in registered global form without interest coupons, bearing the Private Placement Legend, except as otherwise permitted herein. Such Global Securities shall be referred to collectively herein as the “Regulation S Global Securities.” The aggregate principal amount of the Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the record of the Registrar, as hereinafter provided, in connection with a corresponding decrease or increase in the aggregate principal amount of the Rule 144A Global Securities or in consequence of the issue of definitive Securities or additional Regulation S Securities, as hereinafter provided. A Regulation S Global Security and all other Securities that are issued pursuant to Regulation S shall collectively be referred to herein as the “Regulation S Securities.”

Securities offered and sold in their initial distribution in reliance on Rule 144A shall be initially issued as one or more Global Securities in registered, global form without interest coupons, bearing the Private Placement Legend, except as otherwise permitted herein. Such Global Securities shall be referred to collectively herein as the “Rule 144A Global Securities.” The aggregate principal amount of Rule 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Registrar, as hereinafter provided, in connection with a corresponding decrease or increase in the aggregate principal amount of the Regulation S Global Securities or in consequence of the issue of definitive Securities or additional Rule 144A Securities, as hereinafter provided. A Rule 144A Global Security and all other Securities, if any, evidencing the debt, or any portion of the debt, initially evidenced by such Rule 144A Global Securities, shall collectively be referred to herein as the “Rule 144A Securities.”
Section 2.2 Form of Trustee’s Certification of Authentication
The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:
This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.
Dated:
THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

By:
Name:
	Title:	Authorized Signatory

Section 2.3 Amount Unlimited; Issuable in Series
The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.
The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,
(a)	the title of the Securities of the series, including CUSIP numbers, (which shall distinguish the Securities of the series from all other Securities);

(b)	any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.7, 2.8, 2.11 or 5.8 );

(c)	the date or dates on which the principal of the Securities of the series is payable;

(d)	the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate shall be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of Holders to whom interest is payable;

(e)	the place or places where the principal of and any interest on Securities of the series shall be payable (if other than as provided in Section 3.2);

(f)	the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise;

(g)	the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(h)	if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(i)	if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.1 or provable in bankruptcy pursuant to Section 6.2;

(j)	whether the Securities will be issued in global form or as uncertificated securities;

(k)	any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture); and

(l)	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such series.
All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution or in any such indenture supplemental hereto.
Section 2.4 Execution, Authentication and Denominations
The Securities shall be executed by two Officers. The signature of these Officers on the Securities may be by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee or authenticating agent authenticates the Security, the Security shall be valid nevertheless.
A Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. The Securities shall be dated as of the date of their authentication.
At any time and from time to time after the execution of this Indenture, the Trustee or an authenticating agent shall upon receipt of a written order signed by an Officer authenticate for original issue Securities in the aggregate principal amount specified in such order; provided, that the Trustee shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel in connection with such authentication of Securities. Such order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. Securities shall be dated the date of their authentication.

The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.
In case the Company or any Guarantor, pursuant to Article 4 or Article 10, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or any Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article 4 or 10, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.4 in exchange or substitution for or upon registration of transfer of any Securities such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.
Section 2.5 Registrar and Paying Agent
The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Company shall cause each of the Registrar and the Paying Agent to maintain an office or agency in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Securities and of their transfer and exchange (the “Security Register”). The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.
The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar, co-registrar or transfer agent.
The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each record date and at such other times as the Trustee may reasonably request the names and addresses of Holders as they appear in the Security Register, including the aggregate principal amount of Securities held by each Holder.

Section 2.6 Paying Agent to Hold Money in Trust
By at least 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, and interest on any Securities is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, and interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by such Paying Agent for the payment of principal of, premium, if any, and interest on the Securities and shall notify the Trustee in writing of any default by the Company or any Guarantor in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.
Section 2.7 Transfer and Exchange
(a)	The Securities are issuable only in registered form. A Holder may transfer a Security only by written application to the Registrar or another transfer agent stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. When Securities are presented to the Registrar or another transfer agent with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Securities are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange or redemption of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.11, 5.8 or 9.5).

Neither the Registrar nor any other transfer agent shall be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 5.2 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(b)	If a holder of a beneficial interest in a Rule 144A Global Security wishes at any time to exchange its interest in such Rule 144A Global Security for an interest in a Regulation S Global Security, or to transfer its interest in such Rule 144A Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Security, such holder may, subject to the rules and procedures of DTC to the extent applicable, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Regulation S Global Security. Upon receipt by the Registrar at its offices of (1) written instructions given in accordance with the procedures of DTC, to the extent applicable, from or on behalf of a holder of a beneficial interest in a Rule 144A Global Security, to credit or cause to be credited a beneficial interest in a Regulation S Global Security in an amount equal to the beneficial interest in the Rule 144A Global Security to be exchanged or transferred, (2) a written order given in accordance with the procedures of DTC, to the extent applicable, containing information regarding the account to be credited with such increase and the name of such account, and (3) a certificate given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made pursuant to and in accordance with Rule 904 of Regulation S, the Registrar shall promptly reduce or reflect on its records a reduction of such Rule 144A Global Security by the aggregate principal amount of the beneficial interest in such Rule 144A Global Security to be so exchanged or transferred from the relevant participant, and the Registrar shall promptly, concurrently with such reduction, increase or reflect on its records an increase of the principal amount of such Regulation S Global Security by the aggregate principal amount of the beneficial interest in such Rule 144A Global Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Regulation S Global Security in an amount equal to the reduction in the principal amount of such Rule 144A Global Security.

(c)	If a holder of a beneficial interest in a Regulation S Global Security wishes at any time to exchange its interest in such Regulation S Global Security for an interest in a Rule 144A Global Security, or to transfer its interest in such Regulation S Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Rule 144A Global Security, such holder may, subject to the rules and procedures of DTC, to the extent applicable, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Rule 144A Global Security. Upon receipt by the Registrar at its offices of (1) instructions given in accordance with the procedures of DTC, to the extent applicable, from or on behalf of a beneficial owner of an interest in a Regulation S Global Security, to credit or cause to be credited a beneficial interest in a Rule 144A Global Security in an amount equal to the beneficial interest in the Regulation S Global Security to be exchanged or transferred, (2) a written order given in accordance with the procedures of DTC, to the extent applicable, containing information regarding the account to be credited with such increase and the name of such account, and (3) prior to or on the 40th day after the later of the commencement of the offering of the Securities and the relevant issuance date of the Securities (the “Restricted Period”), a certificate given by the holder of such beneficial interest and stating that the Person transferring such interest in such Regulation S Global Security reasonably believes that the Person acquiring such interest in such Rule 144A Global Security is a Qualified Institutional Buyer (as defined in Rule 144A) and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or any other jurisdiction, the Registrar shall promptly reduce or reflect on its records a reduction of such Regulation S Global Security by the aggregate principal amount of the beneficial interest in such Regulation S Global Security to be exchanged or transferred, and the Registrar shall promptly increase or reflect on its records an increase of the principal amount of such Rule 144A Security by the aggregate principal amount of the beneficial interest in such Regulation S Global Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Rule 144A Global Security equal to the reduction in the principal amount of such Regulation S Global Security. After the expiration of the Restricted Period, the certification requirement set forth in clause (3) of the second sentence of this Section 2.7(c) will no longer apply to such transfers.

(d)	Any beneficial interest in one of the Global Securities that is transferred to a Person who takes delivery in the form of an interest in another Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

(e)	In the event that a Global Security is exchanged for definitive Securities in registered form without interest coupons, pursuant to Section 2.9, or a definitive Security in registered form without interest coupons is exchanged for another such definitive Security in registered form without interest coupons, or a definitive Security is exchanged for a beneficial interest in a Global Security, such Securities may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of Sections 2.7(a), 2.7(b) and 2.7(c) above (including the certification requirements intended to ensure that such exchanges or transfers comply with Rule 144, Rule 144A or Regulation S, as the case may be) and as may be from time to time adopted by the Company and the Trustee.

(f)	Prior to the expiration of the Restricted Period relating to any Regulation S Global Security, beneficial interests in the relevant Regulation S Global Security may only be exchanged or transferred in accordance with the certification requirements hereof.

(g)	Each Rule 144A Security and Regulation S Security issued hereunder shall, upon issuance, bear the legend set forth herein, and such legend shall not be removed from such Security except as provided in the next sentence. The legend required for a Rule 144A Security may be removed from a Rule 144A Security if there is delivered to the Company and the Trustee such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York as may be reasonably required by the Company and the Trustee, that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Security will not violate the registration requirements of the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the written direction of the Company, shall authenticate and deliver in exchange for such Security another Security or Securities having an equal aggregate principal amount that does not bear such legend. If such a legend required for a Rule 144A Security has been removed from a Rule 144A Security as provided above, no other Security issued in exchange for all or part of such Security shall bear such legend, unless the Company has reasonable cause to believe that such other Security is a “Restricted Security” within the meaning of Rule 144 and instructs the Trustee to cause a legend to appear thereon.
(h)	Rule 144A Securities and Regulation S Securities shall bear the following legend (the “Private Placement Legend”) on the face thereof:

THIS SECURITY OF REYNOLDS AMERICAN INC. (THE “COMPANY”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR OTHER LAWS.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WERE THE OWNERS OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL, OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON

RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THAT AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY, THE TRUSTEE AND THE REGISTRAR IS COMPLETED AND DELIVERED BY THE TRANSFEROR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

(i)	By its acceptance of any Security bearing the Private Placement Legend, each Holder of such Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

(j)	Neither the Trustee nor any Paying Agent or Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(k)	The Trustee and Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.9 or this Section 2.7. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(l)	Definitive Securities shall be transferable only upon the surrender of a definitive Security for registration of transfer. When a definitive Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements for such transfers are met. When definitive Securities are presented to the Registrar with a request to exchange them for an equal principal amount of definitive Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the

Company shall execute and the Trustee shall authenticate definitive Securities at the Registrar’s request.

(m)	Prior to the due presentation for registration of transfer of any definitive Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the Person in whose name a definitive Security is registered as the absolute owner of such definitive Security for the purpose of receiving payment of principal, interest, or other amounts, if any, on such definitive Security and for all other purposes whatsoever, whether or not such definitive Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(n)	The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.7.

(o)	All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.
Section 2.8 Mutilated, Defaced, Destroyed, Lost and Stolen Securities
In case any temporary or definitive Security shall become mutilated or defaced or be destroyed, lost or stolen, the Company in its discretion may execute, and upon the written request of any Officer, the Trustee shall authenticate and deliver, a new Security of the same series, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.
Upon the issuance of any substitute Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.
Every substitute Security of any series issued pursuant to the provisions of this section by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.
Section 2.9 Definitive Securities
(a)	A Global Security authenticated by the Trustee pursuant to Section 2.2 hereof shall be transferred to the beneficial owners thereof in the form of definitive Securities only if such transfer complies with Section 2.7 hereof and (i) DTC notifies the Company that it is unwilling or unable to continue to act and a successor clearing agency is not appointed by the Company within 90 days of such notice, (ii) DTC so requests following an Event of Default hereunder or (iii) as otherwise permitted after an Event of Default.

(b)	Any Global Security that is transferable to the beneficial owners thereof in the form of definitive Securities pursuant to this Section 2.9 shall be surrendered by DTC to the Registrar, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount at maturity of Securities of authorized denominations. Any portion of a Global Security transferred or exchanged pursuant to this Section shall be executed, authenticated and delivered only in registered form in denominations of at least $2,000 and integral multiples of $1,000, and registered in such names as DTC shall direct. Subject to the foregoing, a Global Security is not exchangeable except for a Global Security of like denomination to be registered in the name of DTC or its nominee. In the event that a Global Security becomes exchangeable for definitive Securities, (i) payment of principal, any repurchase price, any premium, and interest on the definitive Securities will be payable, and the transfer of the definitive Securities will be registrable, at the office or agency of the Company maintained for such purposes and (ii) no service charge will be made for any issuance of the definitive Securities, although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

(c)	In the event of the occurrence of any of the events specified in Section 2.9(a) hereof, the Company will promptly make available to the Trustee a reasonable supply of definitive Securities in definitive, fully registered form without interest coupons.
Section 2.10 Outstanding Securities
Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security ceases to be outstanding in the event the Company or an Affiliate of the Company holds the Security, provided, however, that for purposes of determining which are outstanding for consent or voting purposes hereunder, in determining whether the Trustee shall be protected in making a determination whether the holders of the requisite principal amount of outstanding Securities are present at a meeting of holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Securities which a Responsible Officer of the Trustee actually knows to be held by the Company or an Affiliate of the Company shall not be considered outstanding.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, premium, if any, and interest, payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
Section 2.11 Temporary Securities
Until definitive Securities of any series are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a holder of definitive Securities.
Section 2.12 Cancellation
The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and return to the Company upon its request therefor all Securities surrendered for registration of transfer, exchange, payment or cancellation. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.
Section 2.13 Payment of Interest; Defaulted Interest
Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 2.5.
Any interest on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:
(a)	The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 12.2, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).
(b)	The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
Section 2.14 Computation of Interest
Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months. Section 2.15 CUSIP Numbers
The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or exchange shall not be affected by any defect in or omission of such CUSIP numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

ARTICLE III
COVENANTS
Section 3.1 Payment of Securities
The Company shall promptly pay the principal of, interest and premium, if any, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, interest and premium, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, interest and premium, if any, then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.
The Company shall pay interest on overdue principal, interest and premium, if any, at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.
Section 3.2 Maintenance of Office or Agency
The Company shall maintain the office or agency required under Section 2.5. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.
Section 3.3 SEC Reports and Available Information
The Company shall comply with all the applicable provisions of TIA § 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
Section 3.4 Certificate to Trustee
(a)	The Company shall deliver to the Trustee, within 45 days after the end of each fiscal quarter (120 days after the end of the last fiscal quarter of each year), an Officers’ Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal year. In the case of the Officers’ Certificate delivered within 120 days after the end of the Company’s fiscal year, such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company’s and its Restricted Subsidiaries’ performance under this Indenture and that the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section 3.4, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If any of the Officers signing such certificate has knowledge of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 3.4(a) shall be for the first fiscal quarter beginning after the execution of this Indenture.
(b)	The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, beginning with the fiscal year in which this Indenture was executed, a certificate signed by the Company’s independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, (ii) that they have read the most recent Officers’ Certificate delivered to the Trustee pursuant to paragraph (a) of this Section 3.4 and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company was not in compliance with any of the terms, covenants, provisions or conditions of Article 3 and Article 4 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.
Section 3.5 Negative Pledge
(a)	The Company will not, and will not permit any Restricted Subsidiary to:
(i)	mortgage or pledge as security for any indebtedness any Principal Property of the Company or a Restricted Subsidiary, whether such Principal Property is owned at the date of this Indenture or hereafter acquired, unless the Company secures or causes such Restricted Subsidiary to secure the outstanding Securities equally and ratably with all indebtedness secured by such mortgage or pledge, so long as such indebtedness shall be so secured;

(ii)	mortgage or pledge as security for any indebtedness any shares of stock, indebtedness or other obligations of RJRT, unless the Company pledges or secures or causes such Restricted Subsidiary to pledge or secure (x) such shares of stock, indebtedness or other obligations of RJRT to the Company equally and ratably with all indebtedness secured by such mortgage or pledge, so long as such indebtedness shall be so secured and assign the Company’s security interest in such assets to the Collateral Agent to secure the outstanding Securities equally and ratably with all indebtedness secured by such mortgage or pledge, so long as such indebtedness shall be so secured, or (y) the outstanding Securities equally and ratably with all indebtedness secured with such mortgage or pledge, so long as such indebtedness shall be so secured;

(iii)	mortgage or pledge as security for any public bonds or notes any shares of stock, indebtedness or other obligations of a Subsidiary (other than that of RJRT) held by or owed to any of the Company or such Restricted Subsidiary, whether such shares of stock, indebtedness or other obligations are owned at the date of this Indenture or hereafter acquired, unless the Company secures or causes such Restricted Subsidiary to secure the outstanding Securities equally and ratably with all such public bonds or notes secured by such mortgage or pledge, so long as such public bonds or notes shall be so secured;
provided, however, that this covenant shall not apply in the case of:
(A)	the creation of any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property hereafter acquired (including acquisitions by way of merger or consolidation) by the Company or a Restricted Subsidiary contemporaneously with such acquisition, or within 120 days thereafter, to secure or provide for the payment or financing of any part of the purchase price thereof, or the assumption of any mortgage, pledge or other lien upon any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property acquired hereafter existing at the time of such acquisition, or the acquisition of any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property subject to any mortgage, pledge or other lien without the assumption thereof, provided that every such mortgage, pledge or lien referred to in this clause (A) shall attach only to the shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property so acquired and fixed improvements thereon;

(B)	any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property existing at the date of this Indenture;

(C)	any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property in favor of the Company or any Restricted Subsidiary;

(D)	any mortgage, pledge or other lien on Principal Property being constructed or improved securing loans to finance such construction or improvements;

(E)	any mortgage, pledge or other lien on shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property incurred in connection with the issuance of tax-exempt governmental obligations; or

(F)	any renewal of or substitution for any mortgage, pledge or other lien permitted by any of the preceding clauses (A) through (E), provided, that in the case of a mortgage, pledge or other lien permitted under clause

(B), (C) or (E), the debt secured is not increased nor the lien extended to any additional assets.
(b)	Notwithstanding the provisions of paragraph (a) of this Section, the Company or any Restricted Subsidiary may create or assume liens in addition to those permitted by paragraph (a) of this Section, and renew, extend or replace such liens, provided, that at the time of such creation, assumption, renewal, extension or replacement, and after giving effect thereto, Exempted Debt does not exceed 10% of Consolidated Net Worth.
Section 3.6 Certain Sale and Lease-back Transactions
(a)	The Company will not, and will not permit any Restricted Subsidiary to, sell or transfer, directly or indirectly, except to the Company or a Restricted Subsidiary, any Principal Property as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property, except a lease for a period of three years or less at the end of which it is intended that the use of such property by the lessee will be discontinued; provided, that the Company or any Restricted Subsidiary may sell any such Principal Property and lease it back for a longer period if (i) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of Section 3.5(a), to create a mortgage on the property to be leased securing Funded Debt in an amount equal to the Attributable Debt with respect to such sale and lease-back transaction without equally and ratably securing the outstanding Securities or (ii) (A) the Company promptly informs the Trustee of such transaction, (B) the net proceeds of such transaction are at least equal to the fair value (as determined by Board Resolution of the Company) of such property and (C) the Company causes an amount equal to the net proceeds of the sale to be applied to the retirement, within 120 days after receipt of such proceeds, of Funded Debt incurred or assumed by the Company or a Restricted Subsidiary (including the Securities); provided further, that in lieu of applying all of or any part of such net proceeds to such retirement, the Company may, within 75 days after such sale, deliver or cause to be delivered to the applicable trustee for cancellation either debentures or notes evidencing Funded Debt of the Company (which may include the outstanding Securities) or of a Restricted Subsidiary previously authenticated and delivered by the applicable trustee, and not theretofore tendered for sinking fund purposes or called for a sinking fund or otherwise applied as a credit against an obligation to redeem or retire such notes or debentures, and an Officers’ Certificate (which Certificate shall be delivered to the Trustee and each paying agent and which need not contain the statements prescribed by the second paragraph of Section 12.5) stating that the Company elects to deliver or cause to be delivered such debentures or notes in lieu of retiring Funded Debt as hereinabove provided. If the Company shall so deliver debentures or notes to the applicable trustee and the Company shall duly deliver such Officers’ Certificate, the amount of cash which the Company shall be required to apply to the retirement of Funded Debt under this Section 3.6(a) shall be reduced by an amount equal to the aggregate of the then applicable optional redemption prices (not including any optional sinking fund redemption prices) of such debentures or notes, or, if there are no such redemption prices, the principal amount of such debentures or notes; provided, that in the case of debentures or notes which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of the maturity thereof, such amount of cash shall be reduced by the amount of principal of such debentures or notes that would be due and payable as of the date of such application upon a declaration of acceleration of the maturity thereof pursuant to the terms of the indenture pursuant to which such debentures or notes were issued.
(b)	Notwithstanding the provisions of paragraph (a) of this Section 3.6, the Company or any Restricted Subsidiary may enter into sale and lease-back transactions in addition to those permitted by paragraph (a) of this Section 3.6 and without any obligation to retire any outstanding Securities or other Funded Debt, provided, that at the time of entering into such sale and lease-back transactions and after giving effect thereto, Exempted Debt does not exceed 10% of Consolidated Net Worth.
Section 3.7 Corporate Existence
Subject to Article 4 and Section 10.2, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Restricted Subsidiary and the corporate rights (charter and statutory) licenses and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such existence (except the Company), right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders, and provided, further, the Company or any Guarantor, as the case may be, may merge in accordance with Sections 4.1 and 10.2.
Section 3.8 Payment of Taxes and Other Claims
The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with GAAP or where the failure to effect such payment will not be disadvantageous to the Holders.
Section 3.9 Waiver of Stay, Extension or Usury Laws
The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 3.10 Further Instruments and Acts
Upon request of the Trustee or as necessary, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
Section 3.11 Notice of Defaults
In the event that any Officer becomes aware of any Default or Event of Default, the Company shall promptly (and in any event within five Business Days) deliver to a Responsible Officer of the Trustee an Officers’ Certificate specifying such Default or Event of Default.
Section 3.12 RJR Indebtedness
The Company will not permit RJR, at any time that RJR is not a Guarantor, to create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any indebtedness to Persons other than the Company or any of the Guarantors (excluding accounts payable) other than the Securities, outstanding obligations of RJR as of the date of this Indenture and the Bank Credit Agreement.
ARTICLE IV
CONSOLIDATION, MERGER, SALE OR CONVEYANCE
Section 4.1 Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions
Nothing contained in this Indenture or in any of the Securities or Guarantees shall prevent any consolidation or merger of the Company into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers to which the Company or its successor shall be a party, or shall prevent any sale, lease or conveyance of the property of the Company, as an entirety or substantially as an entirety; provided, that upon any such consolidation, merger, sale, lease or conveyance to which the Company is a party and in which the Company is not the surviving corporation, the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company and the due and punctual payment of the principal of, interest and premium, if any, on all of the Securities, according to their tenor, shall be expressly assumed by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Company shall have been merged, or which shall have acquired such property.
Section 4.2 Successor Corporation Substituted
In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the Officers to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.
In case of any such consolidation, merger, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.
In the event of any such sale or conveyance (other than a conveyance by way of lease) the Company or any successor corporation which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.
Section 4.3 Opinion of Counsel to Trustee
The Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be provided with an Opinion of Counsel, prepared in accordance with Section 12.4, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.
ARTICLE V
REDEMPTION OF SECURITIES
Section 5.1 Applicability of Article
The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.3 for Securities of such series.
Section 5.2 Selection of Securities to Be Redeemed
If fewer than all the Securities of a series are to be redeemed, the Trustee shall select the Securities (not more than 60 days prior to the redemption date) to be redeemed in such manner that the Trustee considers to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company of the Securities or portions of Securities to be redeemed.
Section 5.3 Exclusion of Certain Securities from Eligibility for Selection for Redemption
Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized Officer and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or (b) an entity specifically identified in such written statement directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.
Section 5.4 Notice of Redemption
At least 30 days but not more than 60 days before a date for redemption of Securities, notice of redemption shall be mailed by first-class mail to each Holder of Securities to be redeemed.
The notice shall identify the Securities (including the CUSIP numbers) to be redeemed and shall state:

(a)	the redemption date;

(b)	the redemption price (or the method of calculating such price) and the amount of accrued interest to be paid, if any;

(c)	the name and address of the Paying Agent;

(d)	that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued and unpaid interest, if any;

(e)	if fewer than all the outstanding Securities are to be redeemed, the Bond No. (if certificated) and principal amounts of the particular Securities to be redeemed;

(f)	that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(g)	the CUSIP number, if any, printed on the Securities being redeemed; and

(h)	that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.
At the Company’s request, the Trustee shall give the notice of redemption in the name of the Company and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section 5.4.
Section 5.5 Effect of Notice of Redemption
Once notice of redemption is mailed in accordance with Section 5.4, Securities called for redemption shall become due and payable on the redemption date and at the redemption price as stated in the notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
Section 5.6 Deposit of Redemption Price
By no later than 10:00 a.m. (New York City time) on the date of redemption, the Company shall deposit with the Paying Agent (or, if the Company or any of its respective Subsidiaries is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which are owned by the Company or a Subsidiary and have been delivered by the Company or such Subsidiary to the Trustee for cancellation.
Section 5.7 Securities Payable on Redemption Date
Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the redemption date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to the redemption date), and from and after such date (unless the Company shall default in the payment of the redemption price and accrued interest) such Securities shall cease to bear such interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the redemption price, together with accrued interest, if any, to the redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.)

If any Security called for redemption shall not be so paid upon surrender thereof for redemption because of the Company’s failure to deposit money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities to be redeemed, the principal (and premium, if any) shall, until paid, bear interest from the redemption date at the rate borne by the Securities.
Section 5.8 Securities Redeemed in Part
Any Securities which are to be redeemed only in part (pursuant to the provision of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 3.2 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security at the expense of the Company, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered, provided, that each such new Security will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.
Section 5.9 Mandatory and Optional Sinking Funds
The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.” The date on which a sinking fund payment is to be made is herein referred to as the “sinking fund payment date.”
In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Company may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Company or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Company and delivered to the Trustee for cancellation pursuant to Section 2.12, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Securities of such series (not previously so credited) redeemed by the Company through any optional redemption provision contained in the terms of such series. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.
On or before the sixtieth day next preceding each sinking fund payment date for any series, the Company will deliver to the Trustee a written statement (which need not contain the statements required by Section 12.5) signed by an authorized Officer (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of Securities of such series, (b) stating that none of the Securities of such series has theretofore been so credited, (c) stating that no Defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured) and are continuing and (d) stating whether or not the Company intends to exercise its right to make an optional sinking fund payment with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the Company intends to pay on or before the next succeeding sinking fund payment date. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Company to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the

Trustee shall be delivered for cancellation pursuant to Section 2.12 to the Trustee with such written statement (or reasonably promptly thereafter if acceptable to the Trustee). Such written statement shall be irrevocable and upon its receipt by the Trustee the Company shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company, on or before any such sixtieth day, to deliver such written statement and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Company will make no optional sinking fund payment with respect to such series as provided in this Section.
If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or a lesser sum if the Company shall so request) with respect to the Securities of any particular series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price together with accrued interest to the date fixed for redemption.
If such amount shall be $50,000 or less and the Company makes no such request then it shall be carried over until a sum in excess of $50,000 is available. The Trustee shall select, in the manner provided in Section 5.2, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Company) inform the Company of the serial numbers of the Securities of such series (or portions thereof) so selected. Securities of any series which are (a) owned by the Company or an entity known by the Trustee to be directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, as shown by the Security Register, and not known to the Trustee to have been pledged or hypothecated by the Company or any such entity or (b) identified in an Officers’ Certificate at least 60 days prior to the sinking fund payment date as being beneficially owned by, and not pledged or hypothecated by, the Company or an entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be excluded from Securities of such series eligible for selection for redemption. The Trustee, in the name and at the expense of the Company (or the Company, if it shall so request the Trustee in writing) shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in Section 5.2 (and with the effect provided in Section 5.5) for the redemption of Securities of such series in part at the option of the Company. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such series at maturity.
At least one Business Day before each sinking fund payment date, the Company shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date.

The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund moneys or mail any notice of redemption of Securities for such series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided, that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such Default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such Default or Event of Default, be deemed to have been collected under Article 6 and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 6.10 or the Default cured on or before the sixtieth day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this section to the redemption of such Securities.
ARTICLE VI
DEFAULTS AND REMEDIES
Section 6.1 Event of Default Defined; Acceleration of Maturity; Waiver of Default
“Event of Default” with respect to Securities of any series wherever used herein, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(a)	default in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(b)	default in the payment of all or any part of the principal on any of the Securities of such series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; or

(c)	default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of the Securities of such series; or

(d)	default in the performance, or breach, of any covenant or agreement of the Company or the Guarantors in respect of the Securities of such series (other than a covenant or agreement in respect of the Securities of such series a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by first class mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities of all series affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(e)	a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or the Guarantors in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or
(f)	the Company or any Restricted Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property, or make any general assignment for the benefit of creditors; or

(g)	any Guarantee ceases to be in full force and effect (except as contemplated by the terms hereof), or any Guarantee is declared in a judicial proceeding to be null and void, or any Guarantor denies or disaffirms in writing its obligations under the terms of this Indenture or its Guarantee; or

(h)	At any time as such security is required by the terms hereof, any Security Document shall cease to be in full force and effect or shall cease to give the Collateral Agent the liens or any of the material rights, powers and privileges purported to be created thereby in favor of the Collateral Agent and such default shall continue unremedied for a period of at least 30 days after written notice to the Company by the Collateral Agent; or

(i)	any other Event of Default provided in the supplemental indenture or Board Resolution under which such series of Securities is issued or in the form of Security for such series.
If an Event of Default described in clauses (a), (b), (c), (d) or (i) above (if the Event of Default under clause (d) or (i) is with respect to less than all series of Securities then outstanding) occurs and is continuing, then, and in each and every such case, except for any series of Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of each such affected series then outstanding hereunder (voting as a single class) by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal of all Securities of all such affected series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clauses (d) or (i) (if the Event of Default under clause (d) or (i), as the case may be, is with respect to all series of Securities then outstanding), (e), (f), (g) or (h) occurs and is continuing, then and in each and every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all the Securities then outstanding hereunder (treated as one class), by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal of all the Securities then outstanding and interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.
The foregoing provisions, however, are subject to the condition that if, at any time after the principal of the Securities of any series (or of all the Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company or any Guarantor shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the

Securities of each such series (or of all the Securities, as the case may be) and the principal of any and all Securities of each such series (or of all the Securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Securities of each such series to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of gross negligence or willful misconduct, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Holders of a majority in aggregate principal amount of all the Securities of each such series, or of all the Securities, in each case voting as a single class, then outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to each such series (or with respect to all the Securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.
Section 6.2 Collection of Indebtedness by Trustee; Trustee May Prove Debt
The Company covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities of any series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any series when the same shall have become due and payable, whether upon maturity of the Securities of such series or upon any redemption, repurchase or by declaration or otherwise, then upon demand of the Trustee, the Company or any Guarantor will pay to the Trustee for the benefit of the Holders of the Securities of such series the whole amount that then shall have become due and payable on all Securities of such series for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Securities of such series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith.
Until such demand is made by the Trustee, the Company or any Guarantor may pay the principal of and interest on the Securities of any series to the Holders, whether or not the principal of and interest on the Securities of such series be overdue.
In case the Company or the Guarantors shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Securities and collect in the manner provided by law out of the property of the Company or other obligor upon the Securities, wherever situated, the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings relative to the Company or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Company or other obligor upon the Securities, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:
(i)	to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of gross negligence or bad faith) and of the Securityholders allowed in any judicial proceedings relative to the Company or other obligor upon the Securities or to the creditors or property of the Company or such other obligor,

(ii)	unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities of any series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

(iii)	to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of gross negligence or bad faith.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.
All rights of action and of asserting claims under this Indenture, or under any of the Securities of any series, may be enforced by the Trustee without the possession of any of the Securities of such series appertaining to such Securities or the production thereof at any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of such Securities in respect of which such action was taken.
In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities or in respect of which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.
Section 6.3 Application of Proceeds
Any moneys collected by the Trustee pursuant to this Article in respect of any series of Securities shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:
FIRST: To the payment of costs and expenses applicable to such series in respect of which monies have been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee and their respective agents and attorneys except as a result of negligence or bad faith;
SECOND: In case the principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;
THIRD: In case the principal of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest; and
FOURTH: To the payment of the remainder, if any, to the Company.

Section 6.4 Suits for Enforcement
In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
Section 6.5 Restoration of Rights on Abandonment of Proceedings
In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company, the Guarantors, and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Guarantors, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.
Section 6.6 Limitations on Suits by Securityholders
No Holder of any Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to a Responsible Officer of the Trustee written notice of default and of the continuance thereof, as herein provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities of each affected series then outstanding (treated as a single class) shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.9; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of Securities of any series shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable series. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
Section 6.7 Unconditional Right of Securityholders to Institute Certain Suits
Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of, premium, if any, and interest on such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default
Except as provided in Section 6.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
No delay or omission of the Trustee or of any Holder of Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 6.6, every power and remedy given by this Indenture or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders of Securities.
Section 6.9 Control by Securityholders
The Holders of a majority in aggregate principal amount of the Securities of each series affected (with each such series voting as a separate class) at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Indenture; provided, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided, further, that (subject to the provisions of Section 7.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith, or a trust committee or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all series so affected not joining in the giving of said direction, it being understood that (subject to Section 7.1) the Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders.
Nothing in this Indenture shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.
Section 6.10 Waiver of Past Defaults
Prior to the acceleration of the maturity of the Securities as provided in Section 6.1, the Holders of a majority in aggregate principal amount of the Securities of all series at the time outstanding with respect to which an Event of Default shall have occurred and be continuing (voting as a single class) may on behalf of the Holders of all such Securities waive any past Default or Event of Default described in Section 6.1 and its consequences, except a Default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected. In the case of any such waiver, the Company, the Guarantors, the Trustee and the Holders of all such Securities of each series affected shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
Section 6.11 Trustee to Give Notice of Default, But May Withhold in Certain Circumstances
The Trustee shall, within 90 days after the occurrence of a Default with respect to the Securities of any series, give notice of all Defaults with respect to that series actually known to a Responsible Officer of the Trustee and to all Holders of Securities of such series in the manner and to the extent provided in Section 313(c) of the TIA, unless in each case such Defaults shall have been cured before the mailing or publication of such notice; provided, that, except in the case of Default in the payment of the principal of or interest on any of the Securities of such series, or in the payment of any sinking fund installment on such series, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders of such series.
Section 6.12 Right of Court to Require Filing of Undertaking to Pay Costs
All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to:
(a)	any suit instituted by the Trustee,

(b)	any suit instituted by any Securityholder or group of Securityholders of any series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such series, or, in the case of any suit relating to or arising under clauses (d) or (i) of Section 6.1 (if the suit relates to Securities of more than one but less than all series), 10% in aggregate principal amount of Securities outstanding affected thereby, or in the case of any suit relating to or arising under clauses (d) or (i) (if the suit under (d) or (i) relates to all the Securities then outstanding), (c), (e), (f), (g) or (h) of Section 6.1, 10% in aggregate principal amount of all Securities outstanding, or

(c)	any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security or any date fixed for redemption.
ARTICLE VII
TRUSTEE
Section 7.1 Duties of Trustee
(a)	If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided, that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to the Trustee against loss, liability or expense.

(b)	Except during the continuance of an Event of Default:
(i)	the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)	in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers’ Certificates and Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such Officers’ Certificates and Opinions of Counsel which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officers’ Certificates and Opinions of Counsel to determine whether or not they substantially conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)	The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i)	this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

(ii)	the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)	the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.9.
(d)	Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.1.

(e)	The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)	Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)	No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h)	Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and to the provisions of the TIA.

(i)	Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer.

(j)	The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.
Section 7.2 Rights of Trustee
(a)	The Trustee may conclusively rely on any document (whether in its original, electronic or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)	Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)	The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)	The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)	The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)	The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities unless either (i) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Company or any other obligor on the Securities or by any Holder of the Securities.

(g)	The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(h)	The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(i)	In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
Section 7.3 Individual Rights of Trustee
The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
Section 7.4 Trustee’s Disclaimer
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities or any offering document, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.
Section 7.5 Notice of Defaults
If a Default or an Event of Default occurs with respect to the Securities and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it is known to a Trust Officer or written notice of it is received by a Trust Officer of the Trustee. Except in the case of a Default in payment of Principal of, premium, if any or interest on any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that withholding the notice is not opposed to the interests of Securityholders.
Section 7.6 Reports by Trustee to Holders
As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b). The Trustee shall promptly deliver to the Company a copy of any report it delivers to Holders pursuant to this Section 7.6.
A copy of each report at the time of its mailing to Securityholders shall be filed by the Trustee with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.
Section 7.7 Compensation and Indemnity
The Company and the Guarantors jointly and severally covenant and agree to pay to the Trustee from time to time such compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in accordance with the provisions of this Indenture, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Securityholders and reasonable fees and expenses of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to such compensation for its services, except any such expense, disbursement or advance as shall have been caused by its own negligence, willful misconduct or bad faith. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business; provided, that prior approval by the Company of any such expenditure shall not be a requirement for the making of such expenditure nor for reimbursement by the Company thereof. The Company and the Guarantors, jointly and severally, shall indemnify each of the Trustee, its officers, directors, employees and any predecessor Trustees against any and all loss, damage, claim, liability or expense (including reasonable attorneys’ fees and expenses) (other than taxes applicable to the Trustee’s compensation hereunder) incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this trust and the performance of its duties hereunder including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Securityholder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim of which a Responsible Officer has received written notice for which it may seek indemnity. Failure by the Trustee so to notify the Company shall not relieve the Company and the Guarantors of each of its obligations hereunder, except to the extent that the Company and the Guarantors have been prejudiced by such failure. The Company and the Guarantors shall defend the claim and the Trustee may have separate counsel and the Company and the Guarantors shall pay the fees and expenses of such counsel. The Company and the Guarantors need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.
The Company and the Guarantors need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed.
To secure the payment obligations of the Company and the Guarantors in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay Principal of and interest on particular Securities.
The payment obligations of the Company and the Guarantors pursuant to this Section 7.7 shall survive the resignation or removal of the Trustee and any discharge of this Indenture including any discharge under any Bankruptcy Law. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(e) or (f), the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
Section 7.8 Replacement of Trustee
The Trustee may resign at any time with 30 days notice to the Company. The Holders of a majority in principal amount of the Securities then outstanding, may remove the Trustee with 30 days notice to the Trustee and may appoint a successor Trustee, which successor Trustee shall be reasonably acceptable to the Company. The Company shall remove the Trustee if:
(a)	the Trustee fails to comply with Section 7.10;

(b)	the Trustee is adjudged bankrupt or insolvent;

(c)	a receiver or other public officer takes charge of the Trustee or its property; or

(d)	the Trustee otherwise becomes incapable of acting.
If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Such retiring trustee must receive all funds owed to it prior to the completion of such resignation.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the Company or the Guarantors shall pay all amounts due and owing to the Trustee under Section 7.7. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders affected by such resignation or removal. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.
If a successor Trustee does not take office with respect to the Securities within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.
If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, each of the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.
Section 7.9 Successor Trustee by Merger
If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided, that such corporation shall be eligible under this Article 7 and TIA Section 3.10(a).
In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.
Section 7.10 Eligibility; Disqualification
The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) and any indenture or indentures under which other securities or certificates of interest or participation in other securities of either Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.
Section 7.11 Preferential Collection of Claims Against the Company
The Trustee shall comply with § TIA 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.
ARTICLE VIII
SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS
Section 8.1 Satisfaction and Discharge of Indenture
If at any time
(a)	the Company or any Guarantor shall have paid or caused to be paid the principal of, premium, if any, and interest on all the Securities of any series outstanding hereunder (other than Securities of such series which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.8) as and when the same shall have become due and payable; or

(b)	the Company shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.8); or

(c)	in the case of any series of Securities where the exact amount (including the currency of payment) of principal of, premium, if any, and interest due on which can be determined at the time of making the deposit referred to in clause (B) below, (A) all the Securities of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (B) the Company or any Guarantor shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any Paying Agent to the Company in accordance with Section 8.5) or, in the case of any series of Securities the payments on which may only be made in Dollars, U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (X) the principal, premium, if any, and interest on all Securities of such series on each date that such principal, premium, if any, or interest is due and payable and (Y) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series; and if, in any such case, the Company or any Guarantor shall also pay or cause to be paid all other sums payable hereunder by the Company;

then this Indenture shall cease to be of further effect (except as to (1) rights of registration of transfer and exchange of Securities of such series and the Company’s right of optional redemption, if any, (2) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (3) rights of Holders of Securities to receive payments of principal thereof, premium, if any, and interest thereon, upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (4) the rights, obligations, duties and immunities of the Trustee hereunder, (5) the rights of the Holders of Securities of such as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, and (6) the obligations of the Company under Section 2.5) and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel which comply with Section 12.4 and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture; provided, that the rights of Holders of the Securities to receive amounts in respect of principal of, premium, if any, and interest on the Securities held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed.
The Company and the Guarantors agree to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities of such series. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Guarantors to the Trustee under Section 7.7 and the obligations of the Trustee under Section 8.1 shall survive such satisfaction and discharge.
Section 8.2 Defeasance
(a)	In addition to discharge of the Indenture pursuant to Section 8.1, in the case of any series of Securities the exact amounts (including the currency of payment) of principal of and interest due on which can be determined at the time of making the deposit referred to in clause (i) below, the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness on all the Securities and the Guarantees of such a series on the 91st day after the date of the deposit referred to in subparagraph (i) below, and the provisions of this Indenture with respect to the Securities of such series and the Guarantees shall no longer be in effect (except as to (1) rights of registration of transfer and exchange of Securities of such series and the Company’s right of optional redemption, if any, (2) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (3) rights of Holders of Securities to receive payments of principal thereof, premium, if any, and interest thereon, upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (4) the rights, obligations, duties and immunities of the Trustee hereunder, (5) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (6) the obligations of the Company under Section 2.5) and the Trustee, at the expense of the Company and the Guarantors, shall at the Company’s request, execute proper instruments acknowledging the same, if
(i)	with reference to this provision the Company or any Guarantor has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series (1) cash in an amount, or (2) in the case of any series of Securities the payments on which may only be made in Dollars, U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (3) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (x) the principal, premium, if any, and interest on all Securities of such series on each date that such principal, premium, if any, or interest is due and payable and (y) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series;

(ii)	such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company or any Guarantor is a party or by which it is bound;

(iii)	the Company has delivered to the Trustee an Opinion of Counsel based on the fact that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and such opinion shall confirm that, the Holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and

(iv)	the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with.
(b)	The Company and the Guarantors shall be released from each of their obligations with respect to the Securities of any series outstanding (except for: (i) the obligations set forth as exceptions above in Section 8.2(a); (ii) the obligations to (w) compensate and indemnify the Trustee, (x) appoint a successor Trustee, (y) repay certain moneys held by the Paying Agent and (z) return certain unclaimed moneys held by the Trustee; and (iii) such obligations of the Company and the Guarantors as are required by the TIA) on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities of any series, the Company and the Guarantors are required only to comply with the above obligations and shall have no liability in respect of any term, condition or limitation set forth in any other Section, whether directly or indirectly by reason of any reference to such Section by any other remaining provision or in any other document and such compliance only to the above obligations shall not constitute an Event of Default under Section 6.1. The following shall be the conditions to application of this Section 8.2(b):

(i)	The Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Securities of such series, (A) cash in an amount, or (B) in the case of any series of Securities the payments on which may only be made in Dollars, U.S. Government Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (X) the principal, premium, if any, and interest on all Securities of such series and (Y) any mandatory sinking fund payments on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such series.

(ii)	Such Covenant Defeasance shall not cause the Trustee to have a conflicting interest as set forth in Article 7 and for purposes of the TIA with respect to any securities of the Company.

(iii)	Such Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any Guarantor is a party or by which it is bound.

(iv)	The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

(v)	The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the Covenant Defeasance contemplated by this provision have been complied with.
Section 8.3 Application by Trustee of Funds Deposited for Payment of Securities
Subject to Section 8.5, all moneys deposited with the Trustee pursuant to Section 8.1 or Section 8.2 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the particular Securities of such series for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.
Section 8.4 Repayment of Moneys Held by Paying Agent
In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 8.5 Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years
Any moneys or Government Obligations deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of, premium, if any, or interest on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such principal, premium, if any, or interest shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee for such series or such Paying Agent, and the Holder of the Security of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company or the Guarantors for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.
ARTICLE IX
AMENDMENTS
Section 9.1 Without Consent of Securityholders
The Company and the Guarantors, when authorized by a Board Resolution (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to a Company Order), and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:
(a)	to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more series any property or assets;

(b)	to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article 4;

(c)	to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection or benefit of the Holders of all or any series of Securities, (and if such covenants, restrictions, conditions or provisions are for the protection or benefit of less than all series of Securities, stating that they are expressly being included solely for the benefit or protection of such series), and to make the occurrence, or the occurrence and continuance, of a Default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default;

(d)	to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors may deem necessary or desirable and which shall not adversely affect the interests of the Holders of the Securities in any material respect;

(e)	to establish the form or forms or terms of Securities of any series as permitted by Sections 2.1 and 2.3;

(f)	to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article 7;

(g)	to provide for uncertificated Securities and to make all appropriate changes for such purpose;

(h)	to comply with the requirements of the TIA; and

(i)	to add additional Guarantors with respect to the Securities.
The Trustee is hereby authorized to join with the Company and the Guarantors in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 9.2.
Section 9.2 With Consent of Securityholders
With the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of all series affected by such supplemental indenture (voting as one class), the Company and the Guarantors, each when authorized by a Board Resolution (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to a Company Order), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series; provided, that no such supplemental indenture shall (a) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or make the principal thereof, premium, if any, or interest thereon, payable in any coin or currency other than that provided in the Securities or in accordance with the terms thereof, reduce the premium, if any, that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 6.1 or the amount thereof provable in bankruptcy pursuant to Section 6.2, or impair or affect the right of any Securityholder to institute suit for the payment thereof or, if the Securities provide therefor, any right of repayment at the option of the Securityholder in each case without the consent of the Holder of each Security so affected, or (b) reduce the aforesaid percentage in principal amount of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected.
A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
Upon the request of the Company and the Guarantors, accompanied by a copy of a Board Resolution (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to a Company Order) certified by the secretary or an assistant secretary of the Company and the Guarantors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid and other documents, if any, required by Sections 7.1 and 9.4, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
Promptly after the execution by the Company, the Guarantors and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall give notice thereof to the Holders of then outstanding Securities of each series affected thereby, by mailing a notice thereof by first class mail to such Holders at their addresses as they shall appear on the Security Register and in each case such notice shall set forth in general terms the substance of such supplemental indenture. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
Section 9.3 Effect of Supplemental Indenture
Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Guarantors and the Holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
Section 9.4 Documents to Be Given to Trustee
The Trustee, subject to the provisions of Sections 7.1 and 7.2, shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article 9 complies with the applicable provisions of this Indenture.

Section 9.5 Notation on Securities in Respect of Supplemental Indentures
Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture. If the Company so determines, new Securities of any series so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities of such series then outstanding.
Section 9.6 Compliance with TIA
Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.
Section 9.7 Revocation and Effect of Consents and Waivers
A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, is shall bind every Security holder. An amendment or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.1 or 9.2 as applicable.
The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give this consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.
Section 9.8 Trustee to Sign Amendments
The Trustee shall sign any amendment authorized pursuant to this Article Nine if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall receive indemnity reasonably satisfactory to it and to receive, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such supplemental indenture constitutes the legal, valid and binding obligation of the Company and the Guarantors in accordance with its terms subject to customary exceptions.
ARTICLE X
GUARANTEES
Section 10.1 Guarantees
Each Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Securities and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption, by repurchase, or otherwise, of the principal of, premium, if any, and interest on the Securities and all other obligations of the Company under this Indenture (all the foregoing being hereinafter collectively called the “Obligations”). Each Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.
Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; or (f) any change in the ownership of the Company.
Each Guarantor further agrees that its Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.
The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.
Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.
In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption, by repurchase or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).

Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Guarantee.
Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.
Section 10.2 Limitation on Liability; Termination, Release and Discharge
The obligations of each Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Bank Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.
Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation. Each Guarantor may consolidate with or merge into or sell its assets to a Person other than the Company or another Guarantor (whether or not an Affiliate of the Guarantor), provided, that upon any such consolidation, merger or sale to which such Guarantor is a party, other than transactions in which such Guarantor is not the surviving corporation, the Obligations shall be expressly assumed by supplemental indenture executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which such Guarantor shall have been merged, or which shall have acquired such property, provided, that such corporation is also a Bank Credit Agreement Guarantor, and such Guarantor will be deemed released from all its obligations under the Indenture and its Guarantee and such Guarantee will terminate. If a Guarantor ceases to be a Bank Credit Agreement Guarantor for any reason, such Guarantor will be deemed released from all of its obligations under the Indenture and its Guarantee of the Securities and such Guarantee will terminate.
Section 10.3 Right of Contribution
Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Guarantees, such Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.
Section 10.4 No Subrogation
Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Obligations.
Section 10.5 Future Guarantors
After the date on which a Subsidiary other than RJR (whether previously existing or created or acquired by the Company) becomes a Bank Credit Agreement Guarantor, the Company will execute and deliver and cause such Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on an unsecured and unsubordinated basis and become a party to this Indenture as a Guarantor for all purposes of the Indenture.
ARTICLE XI
SECURITY DOCUMENTS
Section 11.1 Security Documents
The due and punctual payment of the principal, of premium, if any, and interest on the Securities and the Guarantees when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Securities and the Guarantees and performance of all other obligations of the Company and the Guarantors to the holders of Securities or the Trustee under this Indenture and the Securities, according to the terms hereunder or thereunder, are secured as provided in the Security Documents which the Company and certain of the Restricted Subsidiaries have entered into simultaneously with the execution of this Indenture. Each Holder of Securities, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for any foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee (if it is not itself then the Collateral Agent) copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be required by the next sentence of this Section 11.1 to ensure and confirm to the Trustee and the Collateral Agent, the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities and the Guarantees secured hereby, according to the intent and purposes herein expressed. The Company shall take any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the obligations of the Company hereunder, a valid and enforceable perfected Lien in and on all of the Collateral, in favor of the applicable Collateral Agent for the benefit of the Holders of Securities, with such priority as provided for in the applicable Security Documents.

Section 11.2 Recording and Opinions
(a)	The Company shall furnish to the Trustee:
(1)	promptly after issuance of the Securities, an Opinion of Counsel that complies with TIA § 314(b)(1); and

(2)	at least annually thereafter, an Opinion of Counsel that complies with TIA § 314(b)(2).
(b)	The Company will otherwise comply with any successor provisions to TIA § 314(b).
Section 11.3 Release of Collateral
(a)	Subject to subsection (b) in this Section 11.3 and to Section 3.5, any or all Liens granted under the Security Documents for the benefit of the Holders will automatically be released, without the necessity of any consent of the Trustee or any Holders, upon a release of such Lien or Liens pursuant to the terms of the Security Documents.

(b)	The release of any Collateral from the terms of this Indenture and the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents and this Indenture. To the extent applicable, the Company will cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities from the Lien and security interest of the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security Documents, to be complied with. Any certificate or opinion required by TIA § 314(d) may be made by an Officer, as applicable, except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by the Company.
Section 11.4 Certificates of the Trustee
In the event that the Collateral is released in accordance with the Security Documents at a time when the Trustee is not itself also the Collateral Agent and has delivered the certificates and documents required by the Security Documents and Section 11.3 hereof, the Trustee will acknowledge receipt of all such documentation.
Section 11.5 Authorization of Actions To Be Taken by the Trustee Under the Security Documents
Subject to the provisions of Section 7.1 and 7.2 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Securities, direct, on behalf of the Holders of Securities, the Collateral Agent to take all actions it deems necessary or appropriate in order to:
(1)	enforce any of the terms of the Security Documents; and

(2)	collect and receive any and all amounts payable in respect of the obligations of the Company and the Guarantors hereunder.

Section 11.6 Authorization of Receipt of Funds by the Trustee Under the Security Documents
The Trustee is authorized to receive any funds for the benefit of the Holders of Securities distributed under the Security Documents, and to make further distributions of such funds to the Holders of Securities according to the provisions of this Indenture.
Section 11.7 Termination of Security Interest
The Trustee will, at the request of the Company, deliver a certificate to the Collateral Agent stating that all Obligations due in respect of the Securities have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Security Documents upon (1) payment in full of the principal of, accrued and unpaid interest and premium, if any, on the Securities and all other Obligations under this Indenture, (2) a satisfaction and discharge of this Indenture as described in Section 8.1 hereof and (3) a defeasance as described in Section 8.2. Upon receipt of such instruction, the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of all such Liens.
Section 11.8 Collateral Agent
(a)	None of the Collateral Agent or any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own negligence or willful misconduct.

(b)	The Trustee, and the Collateral Agent, are each authorized and directed to (i) enter into the Security Documents, (ii) bind the Holders on the terms as set forth therein and (iii) perform and observe its obligations under the Security Documents.
Section 11.9 Suits to Protect the Collateral
Subject to the provisions of the Security Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interests or be prejudicial to the interests of the Holders or the Trustee).
Section 11.10 Powers Exercisable by Receiver or Trustee
In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XI upon the Company and Guarantors, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or of any officer of officers thereof required by the provisions of this Article XI.
ARTICLE XII
MISCELLANEOUS
Section 12.1 TIA Controls
If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control. Each Guarantor in addition to performing its obligations under its Guarantee shall perform such other obligations as may be imposed upon it with respect to this Indenture under the TIA.
Section 12.2 Notices
Any notice or communication shall be in writing and delivered in person, sent by facsimile, electronic delivery or standard overnight delivery, or mailed by first-class mail addressed as follows:
if to the Company:
Reynolds American Inc.
401 North Main Street
Winston-Salem, North Carolina 27102
Attention: General Counsel
With a copy to:
Kilpatrick Stockton LLP
214 North Tryon Street
Suite 2500
Charlotte, NC 28202-2381
Attention: Elizabeth Wren
if to the Trustee:
The Bank of New York Trust Company, N.A.
101 Barclay Street, Floor 21 West,
New York, New York 10286
Attention: Corporate Trust Administration
The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
Any notice or communication mailed to a registered Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 12.3 Communication by Holders with Other Holders
Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
Section 12.4 Certificate and Opinion as to Conditions Precedent
Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:
(a)	an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)	an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
Notwithstanding the foregoing, the Trustee shall not be required to obtain an Officers’ Certificate from the Guarantors with respect to the initial issuance of the Guarantees.
Section 12.5 Statements Required in Certificate or Opinion
Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
(a)	a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)	a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)	a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.
Section 12.6 When Securities Disregarded
In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 12.7 Rules by Trustee, Paying Agent and Registrar
The Trustee may make reasonable rules for action by, or a meeting of, Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.
Section 12.8 Legal Holidays
A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.
Section 12.9 GOVERNING LAW
THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.
Section 12.10 No Recourse Against Others
An incorporator, director, officer, employee, stockholder or controlling person, as such, of each of the Company or any Guarantor shall not have any liability for any obligations of the Company under the Securities, this Indenture or the Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.
Section 12.11 Successors
All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind their successors.
Section 12.12 Multiple Originals
The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
Section 12.13 Variable Provisions
The Company initially appoints the Trustee as Paying Agent and Registrar.
Section 12.14 Qualification of Indenture
The Company shall qualify this Indenture under the TIA and the Company and the Guarantors shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Company, the Guarantors, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.
Section 12.15 Incorporators, Stockholders, Officers and Directors of Company Exempt and Individual Liability
No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Company or the Guarantors or of any successor, either directly or through the Company or the Guarantors or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.
Section 12.16 Provisions of Indenture for the Sole Benefit of Parties and Securityholders
Nothing in this Indenture or in the Securities expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders of the Securities any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.
Section 12.17 Waiver of Jury Trial
EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
Section 12.18 Force Majeure
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
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In Witness Whereof, the parties have caused this Indenture to be duly executed as of the date first written above.

REYNOLDS AMERICAN INC.
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Senior Vice President & Treasurer

SANTA FE NATURAL TOBACCO COMPANY, INC., as Guarantor
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Assistant Treasurer

LANE LIMITED, as Guarantor
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Assistant Treasurer

R.J. REYNOLDS TOBACCO COMPANY, as Guarantor
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Senior Vice President & Treasurer

RJR ACQUISITION CORP., as Guarantor
By:	/s/ McDara P. Folan, III
	Name:	McDara P. Folan, III
	Title:	Vice President & Assistant Secretary

R. J. REYNOLDS TOBACCO CO., as Guarantor
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Vice President & Treasurer

FHS, INC., as Guarantor
By:	/s/ Kathyrn A. Premo
	Name:	Kathryn A. Premo
	Title:	Treasurer

GMB, INC., as Guarantor

By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Treasurer

CONWOOD HOLDINGS, INC., as Guarantor
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Vice President & Treasurer

CONWOOD COMPANY L.P., as Guarantor
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Vice President & Treasurer

CONWOOD SALES CO. L.P., as Guarantor
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Vice President & Treasurer

ROSSWIL LLC, as Guarantor
By:	/s/ Daniel A. Fawley
	Name:	Daniel A. Fawley
	Title:	Vice President & Treasurer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee
By:	/s/ Sean Julien
	Name:	Sean Julien
	Title:	Assistant Treasurer